Exhibit 99.1

Sierra Oncology Acquires Momelotinib, an Investigational Janus Kinase (JAK) 1/2 and Activin Receptor Type 1 (ACVR1) Inhibitor for Myelofibrosis, from Gilead Sciences

- More than 1,200 patients treated to date with momelotinib, including in two Phase 3 trials; ongoing therapy for more than seven years in some patients -

- Demonstrated meaningful anemia-related benefits -

- Substantive spleen and symptom control in JAK inhibitor naïve myelofibrosis patients, and in patients previously treated with ruxolitinib -

- Momelotinib inhibits both JAK 1/2 as well as ACVR1, a TGFß receptor that regulates iron metabolism -

- Members of Sierra’s management involved in advancing momelotinib from discovery to Phase 3 -

VANCOUVER, August 22, 2018 - Sierra Oncology, Inc. (Nasdaq: SRRA), a clinical stage drug development company focused on advancing targeted therapeutics for the treatment of patients with significant unmet needs in hematology and oncology, today announced it has acquired the drug candidate momelotinib from Gilead Sciences. Momelotinib has been investigated in two completed Phase 3 trials for the treatment of myelofibrosis and has demonstrated a potentially differentiated therapeutic profile encompassing anemia-related benefits, as well as achieving substantive spleen and constitutional symptom control.

“The majority of myelofibrosis patients have anemia at diagnosis or develop it during treatment with other therapies, including ruxolitinib. Anemia is the most significant negative prognostic indicator in myelofibrosis patients and, as a result, one of the most important disease consequences to address,” said Dr. Srdan Verstovsek, Medical Oncologist and Professor in the Department of Leukemia at The University of Texas MD Anderson Cancer Center, Houston, Texas. “The therapeutic focus in myelofibrosis has traditionally been on treating the enlarged spleen and constitutional symptoms common to the disease. However, optimal drug therapy would also address disease-related cytopenias, including anemia and transfusion dependency, while also improving splenomegaly and symptoms. The Phase 3 clinical data for momelotinib demonstrate clinical benefits in all of these categories and I believe the drug candidate warrants further development. Given its anemia benefit, momelotinib could potentially become an important option for the treatment of myelofibrosis.”

“Opportunistically adding this compelling Phase 3 asset to our existing pipeline of next generation oncology drug candidates, SRA737 and SRA141, helps establish Sierra as a diversified late-stage drug development company with a commercial orientation,” said Dr. Nick Glover, President and CEO of Sierra Oncology. “The company is uniquely positioned to advance momelotinib towards potential registration with several members of the Sierra senior management team having played key roles in the development of momelotinib from its discovery through to Phase 3 clinical trials. The body of clinical data generated from more than 1,200 patients dosed to date will guide and support our momelotinib development strategy. We believe an additional clinical study likely will be required to consolidate these clinical data, and over the coming months we plan to engage with key opinion leaders and regulators to further define an expeditious regulatory path for momelotinib.”

“Unlike other JAK inhibitors, momelotinib addresses myelofibrosis-related anemia. The Phase 2 and Phase 3 data to date demonstrate that momelotinib consistently improves the anemia that frequently occurs in advanced myelofibrosis, postulated via ACVR1 inhibition. ACVR1 is a member of the TGFß superfamily of receptors that regulate the iron metabolism pathway. ACVR1 activates the transcription of hepcidin, which leads to decreased erythropoiesis. Demonstrable splenic responses and constitutional symptom control have also been achieved with momelotinib, suggesting that the compound is able to address a spectrum of unmet medical needs in myelofibrosis,” noted Dr. Barbara Klencke, Chief Development Officer for Sierra Oncology. “Momelotinib also has a well-defined, predictable safety profile, with more than 180 patients still remaining on active long-term therapy, some benefitting from treatment for more than seven years, reinforcing its potential durable efficacy and favorable long-term tolerability.”

Deal terms

Sierra will pay Gilead a $3 million upfront fee for momelotinib and potential aggregate milestone payments of up to $195 million, which are largely associated with commercial sales of the drug. Sierra will also pay Gilead royalties on any sales of momelotinib, which will be tiered based on commercial success and range from mid-teens to high-twenties. Sierra will assume all currently ongoing clinical studies with momelotinib following a transition period.

Fenwick & West LLP served as legal counsel to Sierra in connection with the transaction. Mizuho Securities USA LLC served as exclusive financial advisor to Gilead. Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to Gilead.

Analyst & Investor Call Thursday, August 23st at 4:00 p.m. Eastern Time (1:00 p.m. Pacific Time)

Sierra will host an Analyst and Investor conference call on Thursday, August 23st at 4:00 p.m. ET where the company will introduce momelotinib and respond to questions. Members of the professional investment community may participate by phone by calling (866) 548-4713 (Toll-free in North America) or (323) 794-2093 (International Dial-in) and enter the Conference ID number: 6356543. The call will be webcast live and will be accessible through the company’s website at www.sierraoncology.com. An archived replay of the webcast will also be available.

About momelotinib

Momelotinib is a potent, selective and orally-bioavailable JAK1, JAK2 & ACVR1 inhibitor with a differentiated therapeutic profile in myelofibrosis encompassing a range of meaningful anemia benefits, including eliminating or reducing the need for frequent blood transfusions, as well as achieving substantive spleen and constitutional symptom control. More than 1,200 subjects have received momelotinib since clinical studies began in 2009. Momelotinib is covered by patents anticipated to provide exclusivity to 2035 in the U.S. and 2033 in the EU.

Momelotinib was discovered and initially developed at Cytopia Ltd., an Australian biotechnology company whose CSO, Dr. Andrew Wilks, discovered the JAK1 and JAK2 kinases while at the Ludwig Institute for Cancer Research. Cytopia was acquired in 2011 by YM BioSciences Inc. (YM), a drug development company. Dr. Nick Glover, President & CEO of Sierra Oncology, previously led YM where he and his team advanced momelotinib through Phase 1/2 studies that first identified momelotinib’s unique anemia benefit. YM was acquired by Gilead in 2013. Current members of Sierra’s management team have prior experience developing momelotinib while at Cytopia, YM and Gilead.

About Sierra Oncology

Sierra Oncology is a clinical stage drug development company advancing targeted therapeutics for the treatment of patients with unmet medical needs in hematology and oncology. Our lead drug candidate, momelotinib, is a potent, selective and orally-bioavailable JAK1, JAK2 & ACVR1 inhibitor with a differentiated therapeutic profile in myelofibrosis encompassing a range of meaningful anemia benefits, including eliminating or reducing the need for frequent blood transfusions, as well as achieving substantive spleen and constitutional symptom control. Momelotinib has been investigated in two completed Phase 3 trials for the treatment of myelofibrosis demonstrating robust clinical activity. More than 1,200 subjects have received momelotinib since clinical studies began in 2009.

Sierra is also advancing SRA737 and SRA141. SRA737 is a potent, highly selective, orally bioavailable small molecule inhibitor of Checkpoint kinase 1 (Chk1), a key regulator of cell cycle progression and the DNA Damage Response (DDR). SRA737 is currently being investigated in two Phase 1/2 clinical trials primarily focused on patients with ovarian cancer: SRA737-01, a monotherapy study, and SRA737-02, a drug combination study evaluating SRA737 potentiated by low dose gemcitabine. Sierra is also preparing for potential clinical studies of SRA737 in combination with a PARP inhibitor. SRA141 is a potent, selective, orally bioavailable small molecule inhibitor of Cell division cycle 7 kinase (Cdc7). Cdc7 is a key regulator of DNA replication and is involved in the DDR network, making it a compelling emerging target for the potential treatment of a broad range of tumor types.

For more information, please visit www.sierraoncology.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Sierra Oncology’s business strategy, planned clinical development activities, and potential benefits of Sierra Oncology’s product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that Sierra Oncology may be unable to successfully develop and commercialize product candidates, product candidates may not demonstrate safety and efficacy or otherwise produce positive results, Sierra Oncology may experience delays in the preclinical and anticipated clinical development of its product candidates, Sierra Oncology may be unable to acquire additional assets to build a pipeline of additional product candidates, Sierra Oncology’s third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, Sierra Oncology’s cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, Sierra Oncology may be unable to obtain and enforce intellectual property protection for its technologies and product candidates and the other factors described under the heading “Risk Factors” set forth in Sierra Oncology’s filings with the Securities and Exchange Commission from time to time. Sierra Oncology undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Contact:

James Smith

Vice President, Corporate Affairs

Sierra Oncology

604.558.6536

investors@sierraoncology.com